As filed with the Securities and Exchange Commission on August 26, 2014
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	No. 41-0423660 (I.R.S. Employer Identification Number)
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices, including zip code)
__________________
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN
(Full title of the plan)
________________________

David L. Goodin President and Chief Executive Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, North Dakota 58506-5650 (701) 530-1000	Doran N. Schwartz Vice President and Chief Financial Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, North Dakota 58506-5650 (701) 530-1000	Elizabeth W. Powers Duane Morris LLP 1540 Broadway New York, New York 10036 (212) 692-1000
(Name, address and telephone number, including area code, of agent for service)
_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $1.00 par value	3,500,000 shares	$31.13	$108,955,000	$14,034
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(3) Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on August 20, 2014, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate by reference in this registration statement the following documents we or the MDU Resources Group, Inc. 401(k) Retirement Plan have filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934:

1. Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 21, 2014 (SEC File No. 1-3480);

2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed on May 7, 2014, and June 30, 2014, filed on August 8, 2014 (SEC File No. 1-3480);

3. The MDU Resources Group, Inc. 401(k) Retirement Plan’s Annual Report on Form 11‑K for the year ended December 31, 2013, filed on June 18, 2014 (SEC File No. 1-3480);

4. Current Reports on Form 8-K filed on January 23, 2014, February 13, 2014, February 19, 2014, March 13, 2014, April 14, 2014, April 24, 2014, May 15, 2014, May 19, 2014, July 21, 2014, and August 19, 2014 and Amendment No. 1 to the December 3, 2013 Current Report on Form 8‑K filed on February 19, 2014 (SEC File No. 1-3480); and

5. Description of the common stock contained in the Registration Statement on Form 8‑A, filed on September 21, 1994 as amended by Amendment No. 1 thereto, filed on March 23, 2000, Amendment No. 2 thereto, filed on March 10, 2003, Amendment No. 3 thereto, filed on January 21, 2004, Amendment No. 4 thereto, filed on June 27, 2007, Amendment No. 5 thereto, filed on November 19, 2008, Amendment No. 6 thereto, filed on January 5, 2009, Amendment No. 7 thereto, filed on April 30, 2010, and Amendment No. 8 thereto, filed on August 19, 2014, and any further amendment or report filed for the purpose of updating such description (SEC File No. 1‑3480).

All documents that we or the MDU Resources Group, Inc. 401(k) Retirement Plan subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

The consolidated financial statements and the related financial statement schedules, incorporated in the registration statement by reference from our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of net assets available for benefits of the MDU Resources Group, Inc. 401(k) Retirement Plan as of December 31, 2013 and 2012, and the related statement of changes in net assets available for benefits for the year ended December 31, 2013, incorporated in the registration statement by reference from the plan’s Annual Report on Form 11-K for the year ended December 31, 2013 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the statements of net assets available for benefits of the plan as of December 31, 2013 and 2012 and the related statement of changes in net assets available for benefits for the year ended December 31, 2013). Such statements of net assets available for benefits of the plan and statement of changes in net assets available for benefits have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The validity of the common stock has been passed upon for us by Paul K. Sandness, Esq., our General Counsel, and by Duane Morris LLP, New York, New York. As of July 17, 2014, Mr. Sandness owned approximately 60,455 shares of our common stock.

Item 6. Indemnification of Directors and Officers.

Our bylaws include the following provision:

7.07 Indemnification of Officers, Directors, Employees and Agents.

                     (a)  Indemnification Granted. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or former director or officer or former officer of the Corporation (a “Director or Officer”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and penalties assessed with respect to employee benefit plans, and amounts paid in settlement actually and reasonably incurred by such Director or Officer. The Corporation shall be required to indemnify a Director or Officer in connection with a Proceeding (or part thereof) initiated by such Director or Officer only if the Proceeding (or part thereof) was authorized by the Board of Directors.

                    (b)  Consent to Settlement or Nonadjudicated Disposition. No indemnification pursuant to this Section 7.07 shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition.

                    (c)  Advancement of Expenses. The Corporation shall pay the expenses incurred by a Director or Officer in defending any Proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it shall ultimately be determined that the Director or Officer is not entitled to be indemnified.

                    (d)  Claims. If a claim for indemnification (following a final full or partial disposition of a Proceeding with respect to which indemnification is sought) or advancement of expenses (including attorneys’ fees) under this Section 7.07 is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the Director or Officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Director or Officer was not entitled to the requested indemnification or advancement of expenses under this Section 7.07 or applicable law.

                    (e)  Other Indemnification and Advancement of Expenses. The Corporation may provide indemnification and advancement of expenses (including attorneys’ fees) to employees and agents to the extent permitted by applicable law.

                    (f)   Non-exclusivity of Rights. The rights conferred on any Director or Officer by this Section 7.07 shall not be exclusive of other rights to which such Director or Officer may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Section 7.07 shall limit the power of the Corporation or the Board of Directors to grant indemnification and advancement of expenses, including attorneys’ fees, to directors, officers, employees and agents otherwise than pursuant to this Section 7.07.

                    (g)  Other Source Indemnification. The Corporation’s obligation to indemnify any Director or Officer who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such Director or Officer may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise.

                    (h)  Repeal or Modification; Legal Representatives. Any repeal or modification of the foregoing provisions of this Section 7.07 shall not adversely affect any right or protection hereunder of any Director or Officer in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided to any Director or Officer by this Section 7.07 shall inure to the benefit of such Director’s or Officer’s legal representative.

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. We maintain liability insurance protecting us, as well as our directors and certain officers, against liability by reason of their being or having been our directors or officers. In addition, we have entered into indemnification agreements with our directors and officers to provide for indemnification to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law.

Item 8. Exhibits.

*4.1	Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2010, filed on November 3, 2010, in File No. 1-3480.

*4.2	Company Bylaws, as amended and restated August 14, 2014, filed as Exhibit 3.1 to Form 8-K dated August 14, 2014, filed on August 19, 2014, in File No. 1-3480.

*4.3	Indenture, dated as of December 15, 2003, between the Company and The Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8, on January 21, 2004, in Registration No. 333-112035.

*4.4
First Supplemental Indenture, dated as of November 17, 2009, between the Company and The Bank of New York Mellon, as trustee, filed as Exhibit 4(c) to Form 10-K for the year ended December 31, 2009, filed on February 17, 2010, in File No. 1-3480.

*4.5
MDU Resources Group, Inc. 401(k) Retirement Plan, as restated March 1, 2011, filed as Exhibit 10(a) to Form 10-Q for the quarter ended September 30, 2011, filed on November 4, 2011, in File No. 1-3480.

*4.6
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated March 29, 2011, filed as Exhibit 10(b) to Form 10-Q for the quarter ended March 31, 2011, filed on May 5, 2011, in File No. 1-3480.

*4.7
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated June 30, 2011, filed as Exhibit 10(d) to Form 10-Q for the quarter ended June 30, 2011, filed on August 5, 2011, in File No. 1-3480.

*4.8
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 9, 2011, filed as Exhibit 10(b) to Form 10-Q for the quarter ended September 30, 2011, filed on November 4, 2011, in File No. 1-3480.

*4.9
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated December 29, 2011, filed as Exhibit 10(ac) to Form 10-K for the year ended December 31, 2011, filed on February 24, 2012, in File No. 1-3480.

*4.10
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated May 24, 2012, filed as Exhibit 10(b) to Form 10-Q for the quarter ended June 30, 2012, filed on August 7, 2012, in File No. 1-3480.

*4.11
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated August 29, 2012, filed as Exhibit 10(a) to Form 10-Q for the quarter ended September 30, 2012, filed on November 7, 2012, in File No. 1-3480.

*4.12
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated August 29, 2012, filed as Exhibit 10(b) to Form 10-Q for the quarter ended September 30, 2012, filed on November 7, 2012, in File No. 1-3480.

*4.13
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated December 19, 2012, filed as Exhibit 10(z) to Form 10-K for the year ended December 31, 2012, filed on February 28, 2013, in File No. 1-3480.

*4.14
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 9, 2013, filed as Exhibit 10(b) to Form 10-Q for the quarter ended September 30, 2013, filed on November 7, 2013, in File No. 1-3480.

*4.15
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 9, 2013, filed as Exhibit 10(c) to Form 10-Q for the quarter ended September 30, 2013, filed on November 7, 2013, in File No. 1-3480.

*4.16
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 23, 2013, filed as Exhibit 10(d) to Form 10-Q for the quarter ended September 30, 2013, filed on November 7, 2013, in File No. 1-3480.

*4.17
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated December 31, 2013, filed as Exhibit 10(aa) to Form 10-K for the year ended December 31, 2013, filed on February 21, 2014, in File No. 1-3480.

*4.18
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated March 13, 2014, filed as Exhibit 10(b) to Form 10-Q for the quarter ended March 31, 2014, filed on May 7, 2014, in File No. 1-3480.

*4.19
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated June 5, 2014, filed as Exhibit 10(a) to Form 10-Q for the quarter ended June 30, 2014, filed on August 8, 2014, in File No. 1-3480.

4.20	Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated July 7, 2014.

4.21	Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated August 18, 2014.

5.1	Opinion of Paul K. Sandness, Esq., General Counsel to the Company.

5.2	Opinion of Duane Morris LLP, counsel to the Company.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Baker Tilly Virchow Krause, LLP.

23.3	The consents of Paul K. Sandness and Duane Morris LLP are contained in their opinions filed as Exhibits 5.1 and 5.2, respectively, hereto.

24	Power of Attorney (see signature pages).
_______________________
*Previously filed and incorporated herein by reference.

We will submit or have submitted the MDU Resources Group, Inc. 401(k) Retirement Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and have made or will make all changes required by the IRS in order to qualify the plan, as amended, under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.
             (a)  The undersigned registrant hereby undertakes:
                   (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                           (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
                         (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
                     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named on the cover of this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 25th day of August, 2014.

MDU RESOURCES GROUP, INC.

By:	/s/ David L. Goodin
David L. Goodin
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Goodin	Chief Executive Officer and	August 25, 2014
David L. Goodin (President and Chief Executive Officer)	Director

/s/ Doran N. Schwartz	Chief Financial Officer	August 25, 2014
Doran N. Schwartz (Vice President and Chief Financial Officer)

Signature	Title	Date

/s/ Nathan W. Ring	Chief Accounting Officer	August 25, 2014
Nathan W. Ring (Vice President, Controller and Chief Accounting Officer)

/s/ Harry J. Pearce	Director	August 25, 2014
Harry J. Pearce (Chairman of the Board)

/s/ Thomas Everist	Director	August 25, 2014
Thomas Everist

/s/ Karen B. Fagg	Director	August 25, 2014
Karen B. Fagg

/s/ Mark A. Hellerstein	Director	August 25, 2014
Mark A. Hellerstein

/s/ A. Bart Holaday	Director	August 25, 2014
A. Bart Holaday

/s/ Dennis W. Johnson	Director	August 25, 2014
Dennis W. Johnson

/s/ William E. McCracken	Director	August 25, 2014
William E. McCracken

/s/ Patricia L. Moss	Director	August 25, 2014
Patricia L. Moss

/s/ J. Kent Wells	Director	August 25, 2014
J. Kent Wells

/s/ John K. Wilson	Director	August 25, 2014
John K. Wilson

POWER OF ATTORNEY

The MDU Resources Group, Inc. 401(k) Retirement Plan hereby appoints the agents for service named on the cover of this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission any and all amendments including post-effective amendments to this registration statement.

SIGNATURES
The Plan. Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. Employee Benefits Committee, which functions as the 401(k) Retirement Plan Committee, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 25th day of August, 2014.

MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman
MDU Resources Group, Inc.
Employee Benefits Committee

EXHIBIT INDEX

*4.1	Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2010, filed on November 3, 2010, in File No. 1-3480.

*4.2	Company Bylaws, as amended and restated August 14, 2014, filed as Exhibit 3.1 to Form 8-K dated August 14, 2014, filed on August 19, 2014, in File No. 1-3480.

*4.3	Indenture, dated as of December 15, 2003, between the Company and The Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8, on January 21, 2004, in Registration No. 333-112035.

*4.4
First Supplemental Indenture, dated as of November 17, 2009, between the Company and The Bank of New York Mellon, as trustee, filed as Exhibit 4(c) to Form 10-K for the year ended December 31, 2009, filed on February 17, 2010, in File No. 1-3480.

*4.5
MDU Resources Group, Inc. 401(k) Retirement Plan, as restated March 1, 2011, filed as Exhibit 10(a) to Form 10-Q for the quarter ended September 30, 2011, filed on November 4, 2011, in File No. 1-3480.

*4.6
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated March 29, 2011, filed as Exhibit 10(b) to Form 10-Q for the quarter ended March 31, 2011, filed on May 5, 2011, in File No. 1-3480.

*4.7
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated June 30, 2011, filed as Exhibit 10(d) to Form 10-Q for the quarter ended June 30, 2011, filed on August 5, 2011, in File No. 1-3480.

*4.8
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 9, 2011, filed as Exhibit 10(b) to Form 10-Q for the quarter ended September 30, 2011, filed on November 4, 2011, in File No. 1-3480.

*4.9
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated December 29, 2011, filed as Exhibit 10(ac) to Form 10-K for the year ended December 31, 2011, filed on February 24, 2012, in File No. 1-3480.

*4.10
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated May 24, 2012, filed as Exhibit 10(b) to Form 10-Q for the quarter ended June 30, 2012, filed on August 7, 2012, in File No. 1-3480.

*4.11
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated August 29, 2012, filed as Exhibit 10(a) to Form 10-Q for the quarter ended September 30, 2012, filed on November 7, 2012, in File No. 1-3480.

*4.12
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated August 29, 2012, filed as Exhibit 10(b) to Form 10-Q for the quarter ended September 30, 2012, filed on November 7, 2012, in File No. 1-3480.

*4.13
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated December 19, 2012, filed as Exhibit 10(z) to Form 10-K for the year ended December 31, 2012, filed on February 28, 2013, in File No. 1-3480.

*4.14
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 9, 2013, filed as Exhibit 10(b) to Form 10-Q for the quarter ended September 30, 2013, filed on November 7, 2013, in File No. 1-3480.

*4.15
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 9, 2013, filed as Exhibit 10(c) to Form 10-Q for the quarter ended September 30, 2013, filed on November 7, 2013, in File No. 1-3480.

*4.16
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated September 23, 2013, filed as Exhibit 10(d) to Form 10-Q for the quarter ended September 30, 2013, filed on November 7, 2013, in File No. 1-3480.

*4.17
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated December 31, 2013, filed as Exhibit 10(aa) to Form 10-K for the year ended December 31, 2013, filed on February 21, 2014, in File No. 1-3480.

*4.18
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated March 13, 2014, filed as Exhibit 10(b) to Form 10-Q for the quarter ended March 31, 2014, filed on May 7, 2014, in File No. 1-3480.

*4.19
Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated June 5, 2014, filed as Exhibit 10(a) to Form 10-Q for the quarter ended June 30, 2014, filed on August 8, 2014, in File No. 1-3480.

4.20	Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated July 7, 2014.

4.21	Instrument of Amendment to the MDU Resources Group, Inc. 401(k) Retirement Plan, dated August 18, 2014.

5.1	Opinion of Paul K. Sandness, Esq., General Counsel to the Company.

5.2	Opinion of Duane Morris LLP, counsel to the Company.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Baker Tilly Virchow Krause, LLP.

23.3	The consents of Paul K. Sandness and Duane Morris LLP are contained in their opinions filed as Exhibits 5.1 and 5.2, respectively, hereto.

24	Power of Attorney (see signature pages).
_____________________
*Previously filed and incorporated herein by reference.